Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Mexico, D.F., March 10,2004

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-02736 and 3340293) of Southern Peru Copper Corporation of our report dated January 28, 2004 (except for Note 20, which is as of February 3, 2004) relating to the financial statements, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS